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                                                           Exhibit 15
                                                           ----------







                                        November 10, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



       RE:  Unit Corporation

            Registration on Form S-8 and S-3



We are aware that our report dated October 26, 1999 on our review of interim financial information of Unit Corporation for the three and nine month periods ended September 30, 1999 and 1998 and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1999 is incorporated by reference in the Company's registration statements on Form S-8 (File No.'s 33-19652, 33-44103, 33-49724, 33-64323 and 33-53542) and Form S-3 (File No.333-
42341, 333-83551 and 333-89353).


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